EXHIBIT 11

BOISE CASCADE CORPORATION
Computation of Per Share Earnings
	Year Ended December 31
	____________________________________________________
	2000	1999	1998
	___________	___________	___________
	(thousands, except per-share amounts)

Net income (loss) as reported, before cumulative effect of accounting change	$178,574	$199,753	$(25,692)
Preferred dividends	(13,095)	(13,559)	(15,578)
Excess of Series F Preferred Stock redemption price over carrying value	-	-	(3,958)
	_________	_________	_________
Basic income (loss) before cumulative effect of accounting change	165,479	186,194	(45,228)
Cumulative effect of accounting change	-	-	(8,590)
	_________	_________	_________
Basic income (loss)	$165,479	$186,194	$(53,818)
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Average shares outstanding used to determine basic income (loss) per common share	57,288	56,861	56,307
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Net income (loss) per common share
Basic income (loss) before cumulative affect of accounting change	$2.89	$3.27	$(.81)
Cumulative affect of accounting change	-	-	(.15)
	_________	_________	_________
Basic income (loss) per common share (a)	$2.89	$3.27	$(.96)
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Basic income (loss) before cumulative effect of accounting change	$165,479	$186,194	$(45,228)
Preferred dividends eliminated	13,095	13,559	14,133
Supplemental ESOP contribution	(11,192)	(11,588)	(12,079)
	_________	_________	_________
Diluted income (loss) before cumulative effect of accounting change	167,382	188,165	(43,174)
Cumulative effect of accounting change	-	-	(8,590)
	_________	_________	_________
Diluted income (loss)	$167,382	$188,165	$(51,764)
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Average shares outstanding used to determine basic income (loss) per common share	57,288	56,861	56,307
Stock options and other	253	419	204
Series D Convertible Preferred Stock	3,872	4,139	4,396
	_________	_________	_________
Average shares used to determine diluted income (loss) per common share	61,413	61,419	60,907
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Diluted income (loss) before cumulative effect of accounting change	$2.73	$3.06	$(.71)
Cumulative affect of accounting change	-	-	(.14)
	_________	_________	_________
Diluted income (loss) per common share (a)	$2.73	$3.06	$(.85)
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(a)	Because the computation of diluted loss per common share was antidilutive, diluted loss per common share reported for the year ended December 31, 1998, was the same as basic loss per common share.